Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 3, 2000 with respect to the financial statements of IDS Life Insurance Company of New York and to the use of our report dated March 17, 2000 with respect to the financial statements of IDS Life of New York Account 8, included in Pre-Effective Amendment No. 1 to the Registration Statement (Form S-6, No. 333-44644) and related Prospectus for the registration of the Flexible Premium Variable Life Insurance Policies to be offered by IDS Life Insurance Company of New York.


                                                       /s/ ERNST & YOUNG LLP

Minneapolis, Minnesota
November 8, 2000